Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 4

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 2 day of November, 2011 by and among AVIAT NETWORKS, INC., a Delaware corporation (“Parent”), AVIAT US., INC. (“Opco,” together with Parent, the “US Borrowers”) and AVIAT NETWORKS (S) PTE. LTD., a private company limited by shares formed under the laws of the Republic of Singapore (“Aviat Singapore” or “Singapore Borrower,” and together with the US Borrowers, the “Borrowers”), and SILICON VALLEY BANK (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A. Borrowers and Bank have entered into that certain Loan and Security Agreement dated as of September 30, 2010 (as amended, restated, modified and/or supplemented from time to time, the “Loan Agreement”), pursuant to which Bank agreed to extend and make available to Borrowers certain advances of money.

B. Subject to the representations and warranties of each Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to amend the Loan Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1. Amendment to Loan Agreement.

1.1 Section 2.1.3 (Foreign Exchange Contracts). Section 2.1.3 is amended and restated in its entirety as follows:

“[Reserved].”

1.2 Section 2.1.4 (Cash Management Services). Section 2.1.4 is amended and restated in its entirety as follows:

“[Reserved].”

1.3 Section 2.1.5 (Term Loan Sublimit). Section 2.1.5 of the Loan Agreement is amended and restated in its entirety as follows:

“2.1.5 Term Loan Sublimit.

(a) Availability. Bank shall make one (1) term loan available in Dollars to Borrowers in an amount up to the Term Loan Amount during the Term Draw Period subject to the satisfaction of the terms and conditions of this Agreement (the “Term Loan”). If drawn by a US Borrower, the Term Loan shall reduce the amount available for US Advances. If drawn by the Singapore Borrower, the Term Loan shall reduce the amount available for Singapore Advances. The Term Loan shall reduce the amount otherwise available for Credit Extensions under the Revolving Line.

(b) Repayment. U.S. Borrower, and if borrowed by Singapore Borrower, shall repay the Term Loan in (i) twenty-four (24) equal monthly installments of principal, plus (ii) monthly payments of accrued interest (the “Term Loan Payment”). Beginning on the last day of the month following the month in which the Funding Date of the Term Loan occurs, each Term Loan Payment shall be payable on the last day of each month. The final Term Loan Payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan. Once repaid, the Term Loan may not be reborrowed.”

1.4 Section 2.3 (Payment of Interest on the Credit Extensions). A new Subsection (iii) is hereby added to Section 2.3(a) of the Loan Agreement as follows:

“(iii) The principal amount outstanding under the Term Loan shall accrue interest at a per annum rate equal to five percent (5%) from the Funding Date of the Term Loan until paid in full.”

1.5 Section 2.4 (Fees). Section 2.4(a) is amended and restated in its entirety as follows:

“(a) Commitment Fee. A fully earned, non-refundable commitment fee of (i) $150,000 equal to three hundred seventy five thousandths of one percent (0.375%) of the Revolving Line, on the Fourth Amendment Effective Date; (ii) $100,000 equal to twenty five thousandths of one percent (0.25%) of the Revolving Line, on the first anniversary of the Fourth Amendment Effective Date; and (iii) $32,328.77 equal to twenty five thousandths of one percent (0.25%) of the Revolving Line prorated for the remainder of the term of the Revolving Line facility, on the second anniversary of the Fourth Amendment Effective Date. Bank acknowledges that Borrower has paid the commitment fee for the period through November 30, 2011 and shall be credited the prorated portion of such amount toward the commitment fee due on the Fourth Amendment Effective Date.”

1.6 Section 2.4 (Fees). The last paragraph of Section 2.4(c) of the Loan Agreement is amended and restated in its entirety as follows:

“For the period from the Effective Date until Bank has received Parent’s consolidated financial statements for the fiscal quarter ending October 1, 2010, the Unused Revolving Line Facility Fee shall be at the margin in the row styled “Level IV.” The unused portion of the Revolving Line, for the purposes of this calculation, shall include amounts reserved for products provided in connection with Letters of Credit. Borrowers shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder; and”

1.7 Section 4.1 (Grant of Security Interest). The following paragraph is added as subsection (c) of Section 4.1 of the Loan Agreement as follows:

“Each Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, each Borrower agrees that any amounts Borrowers owe Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of each Borrower and Bank to have (i) all such Obligations secured by the first priority perfected security interest in the US Collateral and (ii) all such Singapore Obligations also secured by the Singapore Collateral granted herein (subject only to Permitted Liens that may have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Bank shall, at Borrowers’ sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrowers; provided that upon payment in full in cash of the Singapore Obligations and at such time as Bank’s obligation to make Credit Extensions to Singapore Borrower has terminated, Bank shall, at Borrowers’ sole cost and expense, release its Liens in the Singapore Collateral and all rights therein shall revert to Singapore Borrower. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrowers providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any.”

1.8 Section 4.2 (Priority of Security Interest). The second paragraph of Section 4.2 of the Loan Agreement is deleted in its entirety.

1.9 Section 6.2 (Financial Statements, Reports, Certificates). The “and” at the end of subsection (g) of Section 6.2 is hereby deleted and the “.” at the end of subsection (h) of Section 6.2 is hereby replaced with a “;”. The following new subsections (i), (j) and (k) are hereby added to Section 6.2 of the Loan Agreement as follows:

(i) Borrowing Base Reports. Within forty-five (45) days after the last day of each fiscal quarter (except within thirty (30) days of the last day of each month upon the occurrence of the Borrowing Threshold), (i) aged listings of accounts receivable and accounts payable (by invoice date) and (ii) deferred revenue reports (the “Borrowing Base Reports”);

(j) Borrowing Base Certificate. Within forty-five (45) days after the last day of each fiscal quarter (except within thirty (30) days of the last day of each month upon the occurrence of the Borrowing Threshold), and together with the Borrowing Base Reports, a duly completed Borrowing Base Certificate signed by a Responsible Officer;

(k) Cash Holdings Report. Within thirty (30) days after the last day of each month, a cash holdings report.”

1.10 Section 6.7 (Financial Covenants). Section 6.7 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“6.7 Financial Covenants. Maintain as of the last day of each fiscal quarter, unless otherwise noted, on a consolidated basis with respect to Parent and its Subsidiaries:

(a) Liquidity Coverage. As of the last day of each fiscal quarter, a ratio of (A)(i) unrestricted domestic cash and Cash Equivalents of the US Borrowers plus (ii) domestic short-term and long-term marketable securities of the US Borrowers plus (iii) unrestricted cash and Cash Equivalents and short-term and long-term marketable securities, in an aggregate amount not to exceed $30,000,000, of Singapore Borrower (x) managed by SVB Asset Management and held in a Securities Account maintained at U.S. Bank, N.A. that is subject to a Control Agreement and/or (y) maintained in a domestic Deposit Account with Bank and denominated in Dollars plus (iv) the lesser of twenty-five percent (25%) of Eligible Accounts or $12,500,000 to (B) the aggregate amount of Liquidity Obligations outstanding, of not less than 1.50:1.00.

(b) EBITDA. Maintain, measured as of the end of each fiscal quarter during the following periods, EBITDA of at least the following:

Period	Minimum EBITDA
Fiscal quarter ending September 30, 2011	($5,100,000)
Fiscal quarter ending December 31, 2011	($5,500,000)
Fiscal quarter ending March 31, 2012	($800,000)
Fiscal quarter ending June 30, 2012	$2,000,000
Fiscal quarter ending September 30, 2012	($3,100,000)
Fiscal quarter ending December 31, 2012 and each fiscal quarter thereafter	$3,000,000

1.11 Section 12.8 (Survival). Section 12.8 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“12.8 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of security interest by Borrowers in Section 4.1 shall survive until the termination of all Bank Services Agreements. The obligation of Borrowers in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.”

1.12 Section 13.1 Definitions. The following definitions are hereby: (a) to the extent already defined in Section 13.1 of the Loan Agreement, amended in their entirety to read as follows, and (b) to the extent not already defined in that Section, added to Section 13.1 of the Loan Agreement in alphabetical order as follows:

““Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the Dollar Equivalent of the outstanding principal balance of all Advances (including the principal amount outstanding under the Term Loan), minus (c) the Dollar Equivalent amount of all outstanding Existing Letters of Credit and Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve.”

““Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to any Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).”

““Borrowing Base” is (a) $10,000,000 plus (b) 45% of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing amount and percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.”

““Borrowing Base Certificate” is that certain certificate in the form attached hereto as Exhibit G.”

““Borrowing Base Report” is defined in Section 6.2(i).”

““Borrowing Threshold” is outstanding Credit Extensions (excluding outstanding Letters of Credit) in an amount equal to or greater than $15,000,000.”

““Credit Extension” is any Advance, Letter of Credit, Term Loan, or any other extension of credit by Bank for Borrowers’ benefit.”

““Eligible Accounts” are Accounts of Borrowers less bad debt reserve.”

““Fourth Amendment Effective Date” is November 2, 2011.”

““FX Forward Contract” is any foreign exchange contract by and between a Borrower and Bank under which such Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.”

““Loan Documents” are, collectively, this Agreement, the Perfection Certificates, the Control Agreements, any Letter of Credit, any Letter of Credit Application, the Singapore Debenture, the Letter of Direction, any Bank Services Agreement, any note, or notes or guaranties executed by any Borrower or any Guarantor, and any other present or future agreement between any Borrower, any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.”

“Liquidity Obligations” are Borrowers’ obligations to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrowers owe Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, the Singapore Obligations, all reimbursement obligations for drawn and undrawn letters of credit, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrowers assigned to Bank.”

““Obligations” are Borrowers’ obligations to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrowers owe Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, the Singapore Obligations, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit) and under Bank Services Agreements, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrowers assigned to Bank, and to perform Borrowers’ duties under the Loan Documents.”

““Revolving Line Maturity Date” is February 28, 2014.”

““Revolving Line Utilization” is, at any time, the sum of (a) the outstanding principal amount of any Advances, plus (b) the principal amount outstanding under the Term Loan, plus (c) the Dollar Equivalent face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve).

““Singapore Obligations” are Singapore Borrower’s obligations to pay when due any principal and interest arising out of Singapore Utilization, Bank Expenses and other amounts Singapore Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit) and under Bank Services Agreements, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Singapore Borrower assigned to Bank, and to perform any Singapore Borrower’s duties under the Loan Documents.”

““Singapore Sublimit” is $30,000,000.”

““Singapore Utilization” is the sum of (i) the outstanding principal amount of any Singapore Advances, plus (ii) the principal amount outstanding under the Term Loan, if drawn by Singapore Borrower, plus (iii) the Dollar Equivalent face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) issued for Singapore Borrower’s account.”

““Term Draw Period” is Fourth Amendment Effective Date through January 31, 2012.”

““Term Loan” is a loan made by Bank pursuant to the terms of Section 2.1.5 hereof.”

““Term Loan Amount” is an amount equal to Eight Million Two Hundred and Fifty Thousand Dollars ($8,250,000).”

““Term Loan Maturity Date” is the last day of the month that is twenty-four (24) months following the Funding Date of the Term Loan.”

““Term Loan Payment” is defined in Section 2.1.5(b).”

1.13 Section 13.1 (Definitions). The following definitions in Section 13.1 of the Loan Agreement are deleted in their entirety:

“Cash Management Services”

“Cash Management Services Sublimit”

“FX Business Day”

“FX Reserve”

“Settlement Date”

1.14 Exhibit B to Loan Agreement (Form of Compliance Certificate). Exhibit B to the Loan Agreement is hereby amended in its entirety by deleting it and replacing it with Exhibit A attached to this Amendment.

1.15 Exhibit G to Loan Agreement (Form of Borrowing Base Certificate). A new Exhibit G is hereby added as an exhibit to the Loan Agreement in the form attached as Exhibit B to this Amendment.

2. BORROWERS’ REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants that:

(a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b) such Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c) the certificate of incorporation, bylaws and other organizational documents of such Borrower delivered to Bank in connection with the Loan Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d) the execution and delivery by such Borrower of this Amendment and the performance by such Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of such Borrower; and

(e) this Amendment has been duly executed and delivered by such Borrower and is the binding obligation of such Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

3. COVENANTS. Within (a) sixty (60) days of the Fourth Amendment Effective Date, Bank shall have completed its audit of Borrowers’ collateral; and (b) fourteen (14) days of the Fourth Amendment Effective Date that certain Registration of Company Charges – Variation of Charge shall be filed with the Accounting and Corporate Regulatory Authority of Singapore to increase the principal amount secured by charge number C201010201 to US$30,000,000.

4. LIMITATION. The amendment set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

5. EFFECTIVENESS. This Amendment shall become effective as of the Fourth Amendment Effective Date.

6. FEES AND EXPENSES. Borrowers agree to pay (a) Bank Expenses (including the fees and expenses of Bank’s counsel, advisors and consultants) accrued and incurred in connection with the transactions contemplated by this Amendment and all other Bank Expenses (including the fees and expenses of Bank’s counsel, advisors and consultants) payable in accordance with the Loan Agreement; and (b) a loan fee in the amount of $150,000 less the commitment fee previously paid by Borrower for the period through November 30, 2011.

7. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

8. INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrowers and the Collateral shall remain in full force and effect.

9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWERS:

AVIAT NETWORKS, INC.

By	/s/ Carol Goudey
Name:
	Title:	Treasurer

AVIAT U.S., INC.

By	/s/ Carol Goudey
Name:
	Title:	Treasurer

AVIAT NETWORKS (S) PTE. LTD.

By	/s/ Ching Her Ong
Name:
	Title:	Director

BANK:

SILICON VALLEY BANK

By	/s/ Ray Aguilar
Name:
	Title:	Relationship Manager

Exhibit A

EXHIBIT B TO LOAN AND SECURITY AGREEMENT

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:
FROM: AVIAT NETWORKS, INC.

The undersigned authorized officer of Aviat Networks, Inc. (“Administrative Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement dated as of September 30, 2010 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and among Administrative Borrower, Aviat U.S., Inc. (“Opco”), Aviat Networks (S) Pte. Ltd. (“Singapore Borrower” and together with the Administrative Borrower and Opco, each a “Borrower” and collectively, “Borrowers”) and Silicon Valley Bank (“Bank”):

(1) Each Borrower is in complete compliance for the period ending             with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Loan Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) each Borrower, and each of its Subsidiaries, has timely filed all material tax returns and reports that are required to be filed, and each Borrower has timely paid all material foreign, federal, state and local taxes, assessments, deposits and contributions owed by each Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Loan Agreement; (5) (a)there are no collective bargaining agreements covering the employees of any Borrower or any of their domestic Subsidiaries, (b) there is not pending, nor (to the knowledge of any Borrower) is there threatened, any strike, walkout, slowdown or work stoppage, or any unfair labor practice complaint or grievance or arbitration proceeding arising out of or under any collective bargaining agreement covering the employees of any Borrower or any of their Subsidiaries that, individually or in the aggregate, could reasonable be expected to result in a Material Adverse Change, and (c) the hours worked and payments made to employees of Borrowers and their domestic Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (6) Borrowers are in compliance with Section 6.6 of the Loan Agreement.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.
Reporting Covenant	Required	Complies
Cash holdings report	Within 30 days of month end	Yes No

Quarterly financial statements with Compliance Certificate	Within 45 days of fiscal quarter end	Yes No

Quarterly BBC + A/P and A/R Agings + deferred revenue reports	Within 45 days of fiscal quarter end (if at or above Borrowing Threshold, within 30 days of each month)	Yes No

Annual financial statement (CPA Audited) + Compliance Certificate	Within 90 days of FYE	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

Board approved financial projections	Within 45 days of FYE	Yes No

Financial Covenant	Required		Actual		Complies
Maintain on a Quarterly Basis:
Minimum EBITDA	Fiscal Quarter End	Minimum EBITDA	$		Yes No
	September 30, 2011	($5,100,000)
	December 31, 2011	($5,500,000)
	March 31, 2012	($800,000)
	June 30, 2012	$2,000,000
	September 30, 2012	($3,100,000)
	December 31, 2012 and each subsequent fiscal quarter	$3,000,000

Minimum Liquidity	1.50:1.00			:1.00	Yes No

Notification Purposes Only	Not Required Financial Covenant – For Pricing Purposes Only
Consolidated Leverage Ratio	:

The following financial covenant analys[is][es] and information set forth in Schedule 1 attached hereto are true and accurate as of the date this Certificate is delivered to Bank as set forth in the first line of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

ADMINISTRATIVE BORROWER: AVIAT NETWORKS, INC. By: Name: Title:	BANK USE ONLY Received by: AUTHORIZED SIGNER Date: Verified: AUTHORIZED SIGNER Date: Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Liquidity Coverage (Section 6.7(a))

Required:                 1.50:1.00

Actual:

A.	Unrestricted domestic cash and Cash Equivalents	$

B.	Domestic short-term and long-term marketable securities	$

C.	Unrestricted cash and Cash Equivalents and short-term and long-term marketable securities, in an aggregate amount not to exceed $30,000,000, of Singapore Borrower (x) managed by SVB Asset Management and held in a Securities Account maintained at U.S. Bank, N.A. that is subject to a Control Agreement and/or (y) maintained in a domestic Deposit Account with Bank and denominated in Dollars	$

D.	25% of Eligible Accounts	$

E.	Liquidity (line A plus line B plus line C plus (lesser of line D and $12,500,000))	$

F.	All debts, principal, interest, Bank Expenses and other amounts Borrowers owe Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, the Singapore Obligations, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrowers assigned to Bank.	$

Is line E at least 1.50 times greater than line F?

                     No, not in compliance                                                                                                                    Yes, in compliance

II.	EBITDA (Section 6.7(b))

Required:

Fiscal Quarter End	Minimum EBITDA
September 30, 2011	($5,100,000)
December 31, 2011	($5,500,000)
March 31, 2012	($800,000)
June 30, 2012	$2,000,000
September 30, 2012	($3,100,000)
December 31, 2012 and each Subsequent Fiscal Quarter	$3,000,000

Actual:

A.	Consolidated Net Income	$

To the extent deducted in the calculation of Net Income (Line A):

	(i) Consolidated Interest Charges	$

	(ii) Income tax expense	$

	(iii) Depreciation and amortization expense	$

	(iv) Non-cash restructuring charges	$

	(v) Non-cash stock-based compensation expense	$

	(vi) Non-cash charges of customer service inventory due to downward revaluations	$

	(vii) Other non-cash expenses	$

B.	Sum of (i) through (vii)	$

To the extent included in calculating Consolidated Net Income (Line A):

	(i) Income tax credits	$

	(ii) Other non-cash items increasing Net Income	$

C.	Sum of Line (i) through (ii)	$

D.	EBITDA (Line A + Line B - Line C)	$

Is Line D at least the amount required (see chart above)?                     No, not in compliance                      Yes, in compliance

III.	Consolidated Leverage Ratio (Section 2.4(c), “LIBOR Rate Margin,” “Prime Rate Margin”)

Actual:

A.	Consolidated Funded Indebtedness

(i)     outstanding principal amount of all obligations (current or long-term) for borrowed money (including borrowings under the Loan Agreement) and all debt obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments

$

	(ii) purchase money Indebtedness	$

	(iii) direct, non-contingent obligations arising under drawn letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments	$

	(iv) obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business)	$
	(v) attributable Indebtedness in respect of capital leases and synthetic lease obligations	$

(vi)   Indebtedness of the types referred to in clauses (i) through (v) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which a Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Borrower or such Subsidiary; provided that the amount of Indebtedness included under this section (vi) shall be restricted to the amount of Indebtedness attributable to such Borrower or Subsidiary as a general partner or joint venturer

$

B.	Sum of (A)(i) through (A)(vi)	$

C.	Cash collateral posted for any of A(i) through A(vi)	$

D.	EBITDA for fiscal quarter ending &	$

Consolidated Leverage Ratio (Line B minus Line C to Line D):                                     :

Exhibit B

EXHIBIT G - BORROWING BASE CERTIFICATE

Borrower: Aviat Networks, Inc., Aviat US., Inc. and Aviat Networks (S) Pte. Ltd.

Lender:   Silicon Valley Bank

Commitment Amount:         $40,000,000

ACCOUNTS RECEIVABLE
1. US Borrowers’ Accounts Receivable (invoiced) Book Value as of	$
2. Singapore Borrower’s Accounts Receivable (invoiced) Book Value as of	$
3. Additions (please explain on reverse)	$
4. TOTAL ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
5. Bad debt reserves of US Borrowers	$
6. Bad debt reserves of Singapore Borrower	$
7. Other (please explain on reverse)	$
8. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
9. Eligible Accounts (#4 minus #8)	$
10. ELIGIBLE AMOUNT OF ACCOUNTS (45% of #9)	$

BALANCES
11. Maximum Loan Amount		$40,000,000
12. # 10 plus Nonformula Revolving Line ($10,000,000)	$
13. Present balance owing on Revolving Line (excluding L/C Sublimit)	$
14. Outstanding under L/C Sublimits	$
15. RESERVE POSITION ((Lesser of #11 or #12) minus (#13 and #14))	$

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS: By: Authorized Signer Date:	BANK USE ONLY Received by: AUTHORIZED SIGNER Date: Verified: AUTHORIZED SIGNER Date: Compliance Status: Yes No